Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Barnes & Noble Education, Inc. (the “Company”) on Form 10-Q for the period ended July 27, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas D. Donohue, Chief Financial Officer of the Company, certify, to the best of my knowledge, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas D. Donohue
Thomas D. Donohue
Chief Financial Officer Barnes & Noble Education, Inc.

August 27, 2019
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.